INFO SYSTEMS, INC.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                                    CONTENTS


INDEPENDENT AUDITORS' REPORT                                         1


FINANCIAL STATEMENTS

  BALANCE SHEET                                                      2

  STATEMENT OF OPERATIONS                                            3

  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                       4

  STATEMENT OF CASH FLOWS                                            5

  NOTES TO FINANCIAL STATEMENTS                                      6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Info Systems, Inc.

     We have audited the accompanying balance sheet of Info Systems, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Info Systems, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





March 17, 2005

BALANCE SHEET                                                 INFO SYSTEMS, INC.

DECEMBER 31, 2004 AND 2003

                                     ASSETS

                                                                      2004             2003
                                                                      ----             ----
CURRENT ASSETS
  Cash                                                           $    586,869     $      1,076
  Accounts receivable
    Trade, net of allowance for doubtful accounts
    of $325,004 and $379,307 in 2004 and 2003, respectively         8,761,574        8,637,907
  Inventories                                                         427,258          745,888
  Prepaid expenses and other current assets                           244,986           94,751
  Deferred income taxes                                               166,462          306,869
Income taxes receivable                                                     0            7,059
                                                                 -------------    -------------

          Total current assets                                     10,187,149        9,793,550

AMOUNTS DUE FROM SHAREHOLDERS                                         102,593           95,565

PROPERTY AND EQUIPMENT, NET                                           361,845          391,427

GOODWILL                                                              286,246          286,246

OTHER ASSETS                                                           12,165           16,083
                                                                 -------------    -------------

                                                                 $ 10,949,998     $ 10,582,871
                                                                 =============    =============

                                   LIABILITIES

CURRENT LIABILITIES
  Line of credit                                                 $          0     $     56,584
  Accounts payable - trade                                          6,154,166        6,355,272
  Accrued expenses                                                  1,845,734        1,635,275
  Customer deposits                                                    10,750           14,525
  Deferred revenue                                                    493,157          594,264
  Current portion of notes payable                                    220,371          202,858
  Income taxes payable                                                174,378                0
                                                                 -------------    -------------

          Total current liabilities                                 8,898,556        8,858,778

LONG-TERM LIABILITIES
  Notes payable, less current portion                                 460,510          630,290
                                                                 -------------    -------------

          Total liabilities                                         9,359,066        9,489,068

                              STOCKHOLDERS' EQUITY

COMMON STOCK, NO PAR VALUE                                              5,105            5,105

PREFERRED STOCK, $1,000 PAR VALUE                                     600,000          600,000

PAID-IN CAPTIAL                                                        85,907           85,907

RETAINED EARNINGS                                                   1,811,920        1,314,791

TREASURY STOCK, AT COST                                              (912,000)        (912,000)
                                                                 -------------    -------------

          Total stockholders' equity                                1,590,932        1,093,803
                                                                 -------------    -------------

                                                                 $ 10,949,998     $ 10,582,871
                                                                 =============    =============


                 See accompanying notes to financial statements.

STATEMENT OF OPERATIONS                                       INFO SYSTEMS, INC.

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                         2004             2003
                                                         ----             ----
REVENUES
  Service, net                                      $ 19,636,055     $ 16,809,559
  Product, net                                        38,723,906       40,546,270
                                                    -------------    -------------
       Total                                          58,359,961       57,355,829

COST OF SALES                                         46,474,060       46,737,412
                                                    -------------    -------------

GROSS PROFIT FROM SALES                               11,885,901       10,618,417
                                                    -------------    -------------

OPERATING EXPENSES
  Compensation and related benefits                    6,755,982        6,608,715
  General and administrative                           2,417,488        2,280,401
  Sales and marketing                                  1,613,914        1,485,703
  Depreciation and amortization                          185,853          295,855
                                                    -------------    -------------

       Total operating expenses                       10,973,237       10,670,674
                                                    -------------    -------------

INCOME (LOSS) FROM OPERATIONS                            912,664          (52,257)

INTEREST EXPENSE                                         (56,922)         (37,120)
                                                    -------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                        855,742          (89,377)

PROVISION FOR INCOME TAXES                               358,613           49,134
                                                    -------------    -------------

NET INCOME (LOSS)                                   $    497,129     $   (138,511)
                                                    =============    =============


                 See accompanying notes to financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                  INFO SYSTEMS, INC.

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                Common Stock
                                No par value
                            100 shares authorized     Preferred Stock
                              100 shares issued,      $1,000 par value                         Additional
                            75 shares outstanding  1,500 shares authorized   Treasury Stock      Paid-In    Retained  Stockholders'
                              Shares      Amount      Shares      Amount    Shares    Amount     Capital    Earnings     Equity
                             --------    --------    --------    --------  -------- ---------- ----------  ---------- -------------
BALANCE, DECEMBER 31, 2002    75.000      $5,105         600     $600,000   25.000  $(912,000)   $85,907   $1,453,302  $1,232,314

NET LOSS                                                                                                     (138,511)   (138,511)
                              ------      ------      ------     --------   ------  ----------   -------   ----------  ----------

BALANCE, DECEMBER 31, 2003    75.000       5,105         600      600,000   25.000   (912,000)    85,907    1,314,791   1,093,803

NET INCOME                                                                                                    497,129     497,129
                              ------      ------      ------     --------   ------  ----------   -------   ----------  ----------

BALANCE, DECEMBER 31, 2004    75.000      $5,105         600     $600,000   25.000  $(912,000)   $85,907   $1,811,920  $1,590,932
                              ======      ======      ======     ========   ======  ==========   =======   ==========  ==========


                 See accompanying notes to financial statements.

STATEMENT OF CASH FLOWS                                       INFO SYSTEMS, INC.

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                      2004             2003
                                                                      ----             ----
OPERATING ACTIVITIES
  Net income (loss)                                              $    497,129     $   (138,511)
  Noncash items included in net income (loss)
    Depreciation and amortization                                     185,853          295,855
    Provision for losses on accounts receivable                       (54,303)           7,541
    Deferred income taxes                                             140,407           (6,010)
    Net change in accounts receivable                                 (69,364)      (2,144,346)
    Net change in inventories                                         318,630          135,389
    Net change in other current assets, net                          (150,204)         317,830
    Net change in other assets                                          3,918            2,273
    Net change in accounts payable                                   (201,106)       2,471,833
    Net change in deferred revenue                                   (101,107)        (239,443)
    Net change in accrued expenses                                    381,062          (92,011)
    Loss from sale of equipment                                         3,244            6,428
                                                                 -------------    -------------

              Net cash flow from operating activities                 954,159          616,828
                                                                 -------------    -------------

INVESTING ACTIVITIES
  Purchases of property and equipment                                 (47,060)         (97,561)
                                                                 -------------    -------------

              Net cash flow used by investing activities              (47,060)         (97,561)
                                                                 -------------    -------------

FINANCING ACTIVITIES
  Net repayments under line of credit agreement                       (56,584)        (874,772)
  Principal payments on capital leases obligations                          0          (28,153)
  Principal payments on notes payable                                (264,722)        (197,818)
                                                                 -------------    -------------

              Net cash flow used by financing activities             (321,306)      (1,100,743)
                                                                 -------------    -------------

NET CHANGE IN CASH                                                    585,793         (581,476)

CASH, BEGINNING OF YEAR                                                 1,076          582,552
                                                                 -------------    -------------

CASH, END OF YEAR                                                $    586,869     $      1,076
                                                                 =============    =============

CASH PAID FOR
  Interest                                                       $     56,922     $     75,129
                                                                 =============    =============

  Income taxes                                                   $     35,800     $      3,000
                                                                 =============    =============

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Purchase of property and equipment financed by
    notes payable                                                $    112,455     $     39,467
                                                                 =============    =============

  Repayment of debt through trade-in of
    property and equipment                                       $          0     $     17,530
                                                                 =============    =============


                 See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS                                 INFO SYSTEMS, INC.


Note 1    Summary of Company activities and significant accounting policies
          -----------------------------------------------------------------

          Company activities
          ------------------

          Info Systems, Inc. ("the Company") is an information technology management and consulting company. The business is to assess, design, integrate and manage technologies and resources that relate directly to the way voice, data, and video are distributed, stored, managed, and secured. Offerings include consulting, infrastructure solutions, managed services, staffing augmentation and telecommunications, as well as related equipment sales. The Company has offices located in Delaware, Pennsylvania and Maryland.


          Use of estimates in the preparation of financial statements
          -----------------------------------------------------------

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


          Inventories
          -----------

          Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventories principally consist of computer hardware and software for resale, and computer parts and supplies. Inventories are stated net of an allowance for obsolete inventory of $ 40,512 and $ 53,529 in 2004 and 2003, respectively.


          Property and equipment
          ----------------------

          Property and equipment is recorded at cost. Depreciation, which includes amortization of assets under capital leases, is provided using a straight-line method over the estimated useful lives of the respective assets which are generally three to seven years.

          Renewals and improvements are capitalized. Normal maintenance and repairs are charged to income as incurred.


          Concentrations of credit risk and major customer
          ------------------------------------------------

          Credit risk
          -----------

          Financial instruments which potentially subject the Company to significant concentrations of credit risk are principally cash and accounts receivable.

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.


Note 1    Summary of Company activities and significant accounting policies
          (cont'd)
          -----------------------------------------------------------------

          Credit risk (cont'd)
          --------------------

          Cash deposits are maintained in a highly rated financial institution within the Company's operating area. Management continually monitors the financial strength of the institution to minimize its risk. The maximum loss that would have resulted from that risk totaled $ 991,750 at December 31, 2004 and $ 0 at December 31, 2003, representing the excess of the deposit liabilities reported by the institution over the amounts that would have been covered by federal insurance.

          Accounts receivable represent unsecured credit sales. Economic conditions in this industry have a direct effect on the Company's operations. The collectibility of these accounts is periodically reviewed by management, and an allowance for doubtful accounts is maintained.


          Major customer
          --------------

          Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Revenues to one customer represented 22% of total revenues during 2004 and one customer represented 22% of total revenues during 2003. Accounts receivable from the customer represented 6% of the accounts receivable balance at December 31, 2004 and accounts receivable from the customer represented 15% of the accounts receivable balance at December 31, 2003.


          Revenue recognition
          -------------------

          Revenue from sales of computer equipment and related software products is recognized upon shipment. Revenue from service contracts is recognized over the term of the respective contracts. Revenue from design and installation projects, which are usually of short-term duration, is recognized upon completion of the installation. Revenue from staff augmentation and consulting projects is recognized during the period the project is performed. Included in deferred revenue are amounts billed and received on staff augmentation, telecommunications and consulting projects which will be earned in subsequent periods. Deferred revenue also represents the unamortized portion of service contract revenue also recognized ratably over the term of the contract.


          Advertising costs
          -----------------

          Advertising costs are expensed as incurred. Advertising expense was $ 62,464 and $ 23,657 during the years ended December 31, 2004 and 2003, respectively.

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.


Note 1    Summary of Company activities and significant accounting policies
          (cont'd)
          -----------------------------------------------------------------

          Impairment of goodwill
          ----------------------

          In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. In accordance with FAS No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the operating unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of an operating unit with its book value, including goodwill. If the fair value of the operating unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded.

          Based on the impairment tests performed, the value of goodwill recorded was deemed not impaired at December 31, 2004 and 2003.


Note 2    Amounts due from shareholders
          -----------------------------

          Amounts due from shareholders represents unsecured, non-interest bearing advances, and are due on demand. Outstanding advances totaled $102,593 at December 31, 2004 ($95,565 in 2003).


Note 3    Property and equipment
          ----------------------

          Property and equipment consist of the following:

                                                            2004          2003
                                                            ----          ----
               Office equipment                         $   700,400   $ 2,114,220
               Software                                     465,103       475,543
               Vehicles                                     373,073       378,055
               Leasehold improvements                       306,406       330,508
               Machinery and equipment                       11,200        11,200
                                                        -----------   -----------
                                                          1,856,182     3,309,526
               Less accumulated depreciation and
                 amortization                             1,494,337     2,918,099
                                                        -----------    ----------

                                                        $   361,845   $   391,427
                                                        ===========   ===========

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.


Note 4    Short-term borrowings
          ---------------------

          The Company has a credit facility with its bank that is effective through September 2005 and is renewable annually. This credit facility, as amended, has a maximum borrowing availability of $ 12,000,000. At December 31, 2004 and 2003, there were $ 0 and $ 56,584 outstanding on this facility. The available borrowings on this facility were reduced by a $ 6,000,000 irrevocable letter of credit related to the Company's inventory credit facility. This agreement bears interest at the bank's prime rate of 5.25% and 4.00% at December 31, 2004 and 2003, respectively. The credit facility is for working capital purposes and borrowings at any point in time are limited based on eligible assets of the Company. Borrowings under the credit facility are secured by substantially all of the assets of the Company. The credit facility is personally guaranteed by the majority stockholder of the Company.

          The Company also has a $ 6,000,000 floor plan credit facility with another bank available for eligible inventory purchases ("inventory facility") which extends the Company's trade payment terms with certain vendors. At December 31, 2004 and 2003, accounts payable includes $ 1,827,544 and $ 2,045,863 related to these inventory purchases. The inventory facility is guaranteed by the letter of credit referenced above.

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.


Note 5    Notes payable
          -------------

          Notes payable are summarized as follows:

                                                                   2004         2003
                                                                   ----         ----
               Note payable to shareholder (amended
                in March 2001), interest at 7% per
                annum, monthly principal and interest
                payments of $ 11,000 through March
                2009. The note is secured by 25
                shares of the Company's common
                stock. Interest expense for the year
                ended December 31, 2004 was
                $ 37,505 ($ 43,875 in 2003).                     $ 484,053    $ 578,548

               Note payable to bank, interest at prime
                plus .5% (5.75%), monthly principal
                and interest payments of $ 8,300
                through February 2006. The note is
                secured by substantially all of the
                assets of the Company and is
                guaranteed by the majority
                stockholder.                                        71,893      165,648

               Note payable to bank, interest at prime
                (5.25%) per annum; monthly principal
                and interest payments of $ 1,936
                through July 2006. The note is secured
                by an automobile.                                   35,504       44,500

               Notes payable to banks, with interest
                ranging from 4.9% to 8.09%, maturing
                from March 2005 to August 2008. The
                notes are generally secured by
                automobiles and certain of the notes
                are guaranteed by the majority
                stockholder.                                        89,431       44,452
                                                                 ---------    ---------
                                                                   680,881      833,148
               Less current portion                                220,371      202,858
                                                                 ---------    ---------

                                                                 $ 460,510    $ 630,290
                                                                 =========    =========

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.

          -------------

          Principal repayments on long-term debt are summarized as follows:

               2005                    $ 220,371
               2006                      147,053
               2007                      142,964
               2008                      137,858
               2009                       32,635
                                       ---------

                                       $ 680,881
                                       =========


Note 6    Income taxes
          ------------

          The components of the Company's net deferred income tax asset are as follows:

                                                            2004          2003
                                                            ----          ----
               Allowance for doubtful accounts          $   130,002   $   151,723
               Inventory reserves and uniform
                 capitalization costs                        21,381        30,256
               Goodwill                                     (25,211)      (16,807)
               Net operating loss                                 0        18,624
               Depreciation expense                         (13,905)       47,998
               Other                                         54,195        75,075
                                                        -----------   -----------

                    Total deferred income taxes         $   166,462   $   306,869
                                                        ===========   ===========


          The provision (benefit) for income taxes is as follows:

                                                            2004          2003
                                                            ----          ----
               Current:
                 Federal                                $   190,768   $    35,096
                 State                                       27,438        20,048
                                                        -----------   -----------
                                                            218,206        55,144
               Deferred:
                 Federal                                    115,694       (12,243)
                 State                                       24,713         6,233
                                                        -----------   -----------
                                                            140,407        (6,010)
                                                        -----------   -----------

                      Total                             $   358,613   $    49,134
                                                        ===========   ===========

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.

          ------------

          The provision for income taxes differs from the statutory U.S. Federal rate due to state income taxes and certain nondeductible items. A valuation allowance has not been established as management believes it is more likely than not the deferred tax asset will be realized.


Note 7    Commitments
          -----------

          The Company leases office and warehouse space from a partnership which is 83% owned by current and past shareholders of the Company which, based on its terms, is classified for financial statement purposes as an operating lease. The lease expires in April 2012, requires minimum annual rent payments and is subject to adjustment at the end of each lease year based on the consumer price index for the prior twelve-month period. Rent expense under this lease, including base rental adjustments, was $ 186,516 in 2004 and $ 172,879 in 2003.

          The Company had leased equipment under capital lease obligations expiring through November 2003. The equipment is recorded at the present value of minimum lease payments and amortized over its estimated productive life.

          Property and equipment includes the following amounts for capitalized leases:

                                                            2004          2003
                                                            ----          ----

               Equipment cost                           $         0   $   437,766
               Less: accumulated amortization                     0       393,315
                                                        -----------   -----------

                                                        $         0   $    44,451
                                                        ===========   ===========

          The Company also leases office space, equipment, and vehicles under various noncancelable operating leases expiring through December 2012. Rent expense under these leases was $ 379,351 and $ 538,969 for the years ended December 31, 2004 and 2003, respectively.

NOTES TO FINANCIAL STATEMENTS (CONT'D)                        INFO SYSTEMS, INC.

          -----------

          Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2004 are as follows:

                                                          Operating
                                                           Leases
                                                          ---------
               2005                                      $   260,440
               2006                                          239,143
               2007                                          196,002
               2008                                          165,000
               2009                                          165,000
               Thereafter                                    357,500
                                                        ------------

               Total minimum lease payments              $ 1,383,085
                                                         ===========


Note 8    Employee benefit plan
          ---------------------

          The Company sponsors a defined contribution 401(k) plan (Plan) which covers substantially all employees. Employees become eligible upon attaining age 21 and completing six months of service. Employees may elect to contribute up to 15% of their annual compensation up to the maximum allowable under the Internal Revenue Code. The Company pays all administrative costs of the Plan and matches employee contributions up to fifty percent of the first six percent of employee contributions. The Company's contributions to the Plan were $ 275,815 and $ 292,211 for the years ended December 31, 2004 and 2003, respectively.


Note 9    Equity
          ------

          The Company has authorized the issuance of 1,500 shares of $ 1,000 par, 6% cumulative preferred stock, of which 600 shares are outstanding. Cumulative dividends in arrears at December 31, 2004 and 2003 were approximately $ 216,000 and $ 182,000, respectively. On March 8, 2005, the Board of Directors declared the dividends for payment.


Note 10   Subsequent event
          ----------------

          Subsequent to year end, a total of 7.71 shares of common stock were issued to certain employees of the Company as part of their compensation. The stock was issued out of Treasury stock. The total cost of compensation that will be recognized in 2005 for this transaction is $ 206,018, using the fair value method.

          In 2004, the shareholders of the Company entered into an agreement to sell their stock in the Company to MTM Technologies, Inc. for $ 8,300,000 in cash plus shares in the acquiring entity valued at $ 3,200,000. Payment for the stock is subject to the terms of the Stock Purchase Agreement between the Company and MTM Technologies, Inc. The sale was completed on March 11, 2005.